Exhibit 13

AUDITION SHOWDOWN

A mobile talent show on a dedicated social media platform.

Forward-Looking Information

This information and these statements, referred to herein as "forward-looking statements" are made as of the date of this communication or as of the date of the effective date of information described in this communication, as applicable. Forward-looking statements relate to future events or future performance and reflect current estimates, predictions, expectations or beliefs regarding future events. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (generally, forward-looking statements can be identified by use of words such as "outlook", "expects", "intend", "forecasts", "anticipates", "plans", "projects", "estimates", "envisages, "assumes", "needs", "strategy", "goals", "objectives", or variations thereof, or stating that certain actions, events or results "may", "can", "could", "would", "might", or "will" be taken, occur or be achieved, or the negative of any of these terms or similar expressions, and other similar terminology) are not statements of historical fact and may be forward-looking statements.

Such forward-looking statements are based on a number of assumptions that may prove to be incorrect, including, but not limited to: the ability of Audition Showdown to execute on its business plan; Audition Showdown's business performance and Audition Showdown's business prospects and opportunities. The principals of Audition Showdown consider these assumptions to be reasonable in the circumstances, given the time periods for such outlook. However, there can be no assurance that the financial targets as set out herein will be achieved. Inherent in the forward-looking statements are known and unknown risks, uncertainties and other factors that could cause actual results, performance or achievements, or industry results, to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements.

Investors (as defined below) should not place undue reliance on these forward-looking statements as a prediction of actual results, as a number of important factors could cause the actual outcomes to differ materially from the beliefs, plans, objectives, expectations, estimates, assumptions, and intentions expressed in such forward-looking statements. The forward-looking statements reflects the principals of Audition Showdown's current expectations and beliefs regarding future events and operating performance of Audition Showdown and is based on information currently available to the principals of Audition Showdown. Actual results may differ materially from the forward-looking statements contained herein. These risks include, but are not limited to, risks relating to dependence on key personal; access to capital; the risk of Audition Showdown's business; the risk of a change in investment return; the potential for a conflict of interest; and tax related risks. The foregoing list of factors that may affect future results is not exhaustive. When relying on forward looking statements, Investors should carefully consider the foregoing factors and other uncertainties and potential events. The forward-looking statements contained herein is current as of the date of this communication and, except as required under applicable law, Audition Showdown does not undertake to update or revise it to reflect new events or circumstances. **Any forward-looking statement included in this communication is expressly qualified by this cautionary statement, and except as otherwise indicated, is made as of the date of this communication.**

Certain Other Matters

Audition Showdown Inc.
info@auditionshowdown.com
(647) 271-1312

© 2020 Audition Showdown

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MARKET OPPORTUNITY I

There is no social media platform dedicated to performers.

- Performers try to use social media to build their audience, but there is **no existing platform** for them to showcase themselves as an artist, or to help them launch a career.
- If you're performing on Tik Tok, you're **not likely** to get discovered.
- "The medium is the message."
  -Marshall McLuhan

TikTok

- Most downloaded app in 2019
- Lets anyone create short mobile videos easily
- Over 500m active monthly users worldwide

Quibi

- Short videos optimized for your phone
- Leave the house with a little TV in your pocket
- Streaming 10 minute videos or shorter

TRILLER

- Users film and edit a personal music video
- Over 60m downloads
- Partnered with Spotify, Sony Music, Verve, and Def Jam Recordings

© 2020 Audition Showdown

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MARKET OPPORTUNITY II

The world is shifting from cable to mobile.

- Users now center around social media and mobile devices.
- Television Talent Shows haven't kept up with their target audience demographics.
- 88% of Gen Z - the generation using TikTok - doesn't watch cable.

Named the world's most successful reality TV format ever by Guinness World Records in 2014.

Once hugely popular—often the most watched show on Saturday nights.

One of the most successful shows in history. Launched artists like Carrie Underwood into stardom.

© 2020 Audition Showdown

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MARKET OPPORTUNITY III

The audience of today wants to be entertained anywhere, anytime.

- The mobile phone is the most ubiquitous platform in the world.
- This technology in all of our hands allows anyone in the world to be a creative force.
- Today, billions of users are watching billions of creators every day.

3.5B

3.5 billion people have a smartphone today.

18-44

18-44 year old demographic watched an average of 6 minutes of videos per day in 2012. In 2018, that increased to 80 minutes.

5B

5 billion videos are watched on YouTube every single day.

Sources:

https://www.zenithmedia.com/online-video-viewing-to-reach-100-minutes-a-day-in-2021/
https://www.statista.com/statistics/330695/number-of-smartphone-users-worldwide/

© 2020 Audition Showdown

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SOLUTION

Audition Showdown. A talent show on the go.

PERFORM

Anyone can upload short videos.

Serious contestants register and pay a small one-time fee to be entered in the weekly contests.

VOTE

Like your favorites and swipe away the rest.

Free to vote. Puts talent up to democracy.

SHARE

See a video you like?

Share it with your friends and family within the Showdown app or simply click to share it on other social media platforms.

GET DISCOVERED

Prizes are real, and they're big.

Substantial cash prizes, bookings to perform at concert venues, promotional assistance, industry connections, and more.

© 2020 Audition Showdown

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INSPIRATION

The Susan Boyle Story

BEFORE

April 11, 2009:
Britain's Got Talent Performance
10 million viewers

AFTER

November 25, 2009:
Released debut album,
"I Dreamed A Dream"
World's biggest selling album of 2009
UK's best-selling debut album of all time
14 million copies sold

Susan Boyle sang "I Dreamed A Dream" on Britain's Got Talent at 47 years of age.

CAREER ACCOLADES

- 242M views on YouTube
- Sold 20M records around the world
- In 2015, awarded an honorary doctorate in music from the Royal Conservatoire of Scotland

© 2020 Audition Showdown

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AUDITION SHOWDOWN

App Functionality

Immediate immersion.

From the first time you download and open the app, you're immersed in content.

No sign up/log in process unless you want to enter a contest or vote.

Engaging. Hooks attention immediately.

Easy to use.

Convenient user experience.

Scoreboard displays current rankings and winners are announced each week.

Uploading and registering is streamlined.

Every user participates.

You can vote, you can create videos just for fun, or you can compete.

Tune in to live performances, or browse to your heart's content.

11:59
AUDITION SHOWDOWN

© 2020 Audition Showdown

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AUDITION SHOWDOWN

App Functionality

Music
Performing Arts
Comedy

DISCOVER

Choose from three categories.

Teddy Swims
Share with friends
Like
Love

STREAM

Watch live & recorded performances and follow your favorites.

SHOWDOWN SCOREBOARD
00:00:01 SECS LEFT
200,679
211,000
197,350
4 Baby Ariel 186,919
5 Hayden Summerall 175,206
6 Jayden Hansen 175,168
7 Dora Hines 163,581
8 Isaiah McGee 126,716

SCOREBOARD

Artists receive likes, loves, and feedback in real time.

© 2020 Audition Showdown
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Target Market

How regularly is each generation using Social Media & Watching TV?

GEN Z

(1995-2012)

95% Daily Social Media Usage

13.2 Average Hours/Week TV Usage

MILLENNIALS

(1980-1994)

90.4% Daily Social Media Usage

14.8 Average Hours/Week TV Usage

GEN X

(1965-1979)

77.5% Daily Social Media Usage

19.7 Average Hours/Week TV Usage

3.75 BILLION

Total Number of Social Media Users Accessing Via Mobile Phones

99%

Percentage of Total Social Media Users Accessing Via Mobile

Sources:

https://www.visioncritical.com/blog/generation-z-infographics, https://themanifest.com/social-media/how-different-generations-use-social-media

© 2020 Audition Showdown

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Gen Z Is The Focus

Millennials, Gen Xers, and Baby Boomers are still important demographics to target

- Gen Z watches **2x** as many videos on mobile as any other demographic.
- **70%** watch 2 hours of YouTube videos each day.
- A study revealed that **80%** of Gen Z say finding themselves creatively is important.
- Over **25%** post original videos on a weekly basis.
- More than **74%** of Gen Z says they spend their free time online.
- In the U.K., Gen Z spends an average of **10.6 hours** online each day.
- Roughly **75%** of Gen Z most frequently uses a smartphone over computers and other devices.
- Gen Z spends an average of **11 hours** on their mobile devices per week.
- Gen Z streams video for roughly **23 hours** each week.
- Roughly **71%** of Gen Z teens use mobile devices to watch videos, while **51%** use mobile for social media surfing.
- Only **45%** of Gen Z watches cable.
- Gen Z logs on to social media for roughly two hours and **55 minutes** each day. This is almost an hour longer than the average millennial.

Sources:

https://www.pewresearch.org/internet/fact-sheet/social-media/
https://themanifest.com/social-media/how-different-generations-use-social-media

© 2020 Audition Showdown

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SAMSON

Business Model

Paid Subscription

Artists can pay a $25 annual membership fee to be eligible for weekly contests

Post full performances

Create an artist profile

Advertising

A key driver of the revenue will be through an advertising model, which includes quick clip ads posted between videos

Sponsorships

Companies like Coca-Cola, Nike, and Apple seek out young consumers and Showdown presents a very targeted platform opportunity

© 2020 Audition Showdown
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Leveling the Playing Field

Technology democratizes our ability to be discovered.

Not everyone can fly out and wait in long lines for the shot at an audition.

Not only does Audition Showdown make this process more **accessible**, it makes it **easy**.

But it doesn't start and end with the digital experience. Audition Showdown makes real **connections** and **real opportunities** possible.

© 2020 Audition Showdown

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International Appeal

At the peak of its popularity, 135,000 people flew out to audition for American Idol.

Imagine how the playing field and participation would change if the competition was **online** and on an **international scale**.

A frictionless, zero-cost platform, allowing users to upload performances from anywhere.

American Idol

© 2020 Audition Showdown

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Audition Showdown Contest

Ideas Limited Only By Imagination

ARTIST

Best lookalike performance of a particular artist

REPRODUCTION

Best reproduction of a historical performance

REINTERPRETATION

Best reinterpretation of a particular song

© 2020 Audition Showdown

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The Prizes

Substantial cash prizes ($10k+)

Free studio recording time

Tickets to concerts and musical events

Opportunity to perform live at exciting venues

© 2020 Audition Showdown

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Enhance the Chance

Partner Studios

•REVOLUTION RECORDING•

Revolution Recording
Toronto, ON

MORE STUDIOS TO COME...

Votes Gets You Studio Time

A BIGGER BETTER YOU

OWN THE STAGE

Funding campaign by your followers

© 2020 Audition Showdown

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Free App vs Paid Members

	FREE	PAID
Upload short videos (up to 15 seconds)	✓	✓
View, share, comment, and vote	✓	✓
Upload full length performance	✗	✓
Eligible to enter weekly contests	✗	✓
Artist Profile	✗	✓
Can stream performances live	✗	✓

© 2020 Audition Showdown
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How We Will Scale to 5M Downloads, Fast

INFLUENCER MARKETING

Securing relationships with social media influencers to promote the app to their followers.

CONTENT CALENDAR

Rolling out our press releases on a high volume of sites throughout each phase of the development and launch process.

PR OUTREACH

Leveraging our world-class connections with an extensive network of digital publications.

PAID ADS

Advertising on our competitors' sites: Facebook, Instagram, TikTok, and YouTube. Rapidly raising awareness and generating downloads for a low cost per click.

© 2020 Audition Showdown
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Paid Advertising Plan

Google Adwords Paid Advertising

Targeting mobile users with hyper-specific audience parameters will generate a high volume of app downloads while maintaining a low cost-per-acquisition.

Universal App Campaigns (UACs) are going to serve our ads over the following networks:

- Google Search
- Google Play (biggest source of app searches)
- Apple App Store
- Featured apps
- YouTube
- Google Display Network

Google
UAC
Google Search
YouTube
Google Play
Google Display

© 2020 Audition Showdown

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Paid Advertising Plan

Social Media Paid Advertising

Facebook offers an advanced method of targeting existing users, remarketing users, and lookalike subscribers through mobile ad campaigns.

We'll generate Facebook and Instagram ads over the following places:

- News Feed on mobile web browsers
- Mobile apps of partners in the Audience Network
- Facebook Messenger App
- News Feed on the Facebook & Instagram apps for:
  - iOS devices
  - Android devices
  - Amazon Fire tablets

© 2020 Audition Showdown

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Paid Advertising Plan

KEYWORD CONTEXTUAL TARGETING

Bid on keywords that will help match our ads to web content. This works just like contextual targeting on the Display Network, and applies to both the Display Network and YouTube.

IN-MARKET AUDIENCES

Find users who are researching musician and artist social app platforms and actively considering downloading something like what we offer.

CUSTOM AFFINITY AUDIENCES

Create audiences that are more tailored to our brand instead of using broad, TV-like audiences. For example, rather than reaching sports fans, a running shoe company might specifically target avid marathon runners.

© 2020 Audition Showdown
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Paid Advertising Plan

Quality Score is an estimate of the quality of ads, keywords, and landing pages. Higher quality ads can lead to lower prices and better ad positions.

We will improve the Quality Score by integrating Ads , Keywords and Landing Page Relevance, and Extensions.

This will help reduce the cost per click while maintaining the same position and performance.

KEYWORD
RELEVANCE
AD
URL

© 2020 Audition Showdown

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Market Size

Active Users of Top Social Platforms

Based on monthly active users, active user accounts, advertising audiences, or unique monthly visitors (in millions)

Facebook 2449
Youtube 2000
Whatsapp 1600
FB Messenger 1300
Weixin/Wechat 1151
Instagram 1000
Douyin/Tiktok 800
QQ 731
Qzone 517
Sina Weibo 497
Reddit 430
Snapchat 382
Twitter 340
Pinterest 322
Kuaishou 316

Source: https://datareportal.com/social-media-users

500M
TikTok Users
60M
Triller Users

© 2020 Audition Showdown

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Brand Building

AUDITION SHOWDOWN

I'm on Showdown!

© 2020 Audition Showdown

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Regulation A+ Offering

Open To The Public

You do not have to be an Accredited Investor.

Any member of the public can invest.

Spending

Minimum investment of $250 USD.

© 2020 Audition Showdown

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Investment Tier Incentives

TIER I	TIER II	TIER III	TIER IV
$250	$500 Player	$1000 Hitter	$2500 Rockstar
In The Game	Free Wireless Earbuds	Free First Year Subscription	Free First Year Subscription
		Free Wireless Earbuds	Recording Tripod With Light

© 2020 Audition Showdown

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The Founders

John A. McMahon

Managing Director, Thought Launch Capital and Advisory

Investment banker and managing director.

Former Managing Director of Investment Banking for Industrial Alliance Securities, Former Vice Chairman and Head of Investment Banking for Mackie Research Capital Corporation.

Brian Boigon

Professor,
University of Toronto

Design theorist, artist, art director, writer and researcher.

Involved with digital and pop-up productions such as Spillville and WIRED Magazine.

Damian Lee

Producer, Writer, Director

Has Produced Written and/or Directed over fifty feature films.

Produced over three hundred TV Sport Shows.

Helped launch the career of many stars including Jim Carrey.

© 2020 Audition Showdown

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It's time talent shows evolved to appeal to the younger generation.

We're democratizing the process of discovering talent - putting it up to you, the audience.

Be part of the next wave of social media capability, and invest in Audition Showdown.

© 2020 Audition Showdown
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Contact Us & Invest Today

Contact Us & Invest Today

Email: info@auditionshowdown.com

Visit Our Website for more Information to Invest

www.auditionshowdown.com

AUDITION SHOWDOWN

© 2020 Audition Showdown

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info@auditionshowdown.com

AUDITION SHOWDOWN

APP DEMO VIDEO | CORPORATE PRESENTATION

Make the world your stage.

Own a piece of the next social media phenomenon

Contact us to learn more!

Enter Your Email

Perform

Anyone can enter, from anywhere around the world. Upload a short video for free to showcase your talent in Music, Performing Arts, or Comedy, or pay a nominal one-time sign up fee for a premium account to be eligible for the weekly talent contest prizes.

Compete

Every user plays an active role. Love your faves or swipe them away.

Showdown tallies up the votes and leaves the winning candidate up to democracy. New winner every week!

Share

Found a performance you absolutely love? Share it on your personal Showdown profile, send it to friends right within the app, or share it on other social media with the click of a button.

Be Discovered

Audition Showdown gives you a world stage from which you can be discovered, promote your talent, and get paid.

Substantial cash prizes, bookings to perform at concert venues, promotional assistance, and industry connections are all up for grabs.

Enhance the Chance

Partner Studios

REVOLUTION RECORDING

Toronto, ON

Votes Get You Studio Time

A BIGGER BETTER
YOU
OWN THE
STAGE

WHY AUDITION SHOWDOWN TRANSCRIPT

ACTOR/NARRATOR	VIDEO/VISUAL

We’ve always been compelled to communicate who we are and what we’re doing.	- AUDITION SHOWDOWN marquee.

Cave pictographs thousands of years old reflect that. And we just keep getting better at communicating.	- Host Anisha on screen.

The first film just 2.11 seconds long, was shot in 1888. The first radio broadcast, 1906.	- Host Jesse on screen.

Television stations appeared in the 1920s. And then, boom! The big bang. The Internet! The world of instant information.	- Anisha on screen.

While the Internet developed, another phenomenon emerged. The new talent show.	- Host Casey on screen.

These were extravaganzas. Full of glitz, glam, celebrity personalities. And unbelievably great talent from the bedrooms, living rooms and basements of the world.	- Host Chris on screen.

Andy Warhol said in the future everybody we’d all have our fifteen minutes of fame. Well, the future is here.	- Anisha on screen.

American Idol premiered in 2002 to immediate acclaim. It launched the careers of Carrie Underwood and Kelly Clarkson.	- Clip of Kelly Clarkson on American Idol.

America’s Got Talent hit the air in 2006.	- Casey on screen.

Today 59 versions of Got Talent are broadcast in 58 countries. Talent shows are hugely popular.	- Clips of America’s Got Talent.

But to participate in them, even audition, is a major undertaking.	- Host Wilex on screen.

Travel to the location. Line up. Wait. Wait some more. Audition	- Clip of contestants lining up.

Don’t freeze. And don’t blow your shot.

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People soon discovered that thanks to social media giant YouTube, you don’t have to leave your home to become a big star.	- Anisha on screen.

Justin Beiber. Carly Rae Jepson. Shawn Mendes. Ed Sheeran. Alessia Cara. The list goes on.	- Clips of the named artists.

Two billion users are on YouTube every month.	- Image of YouTube page.

And more that 500 hours of content is uploaded every minute.	- Host Noah on screen.

Facebook uploads 300 million new photos everyday.	- Clips of Facebook.

Has 2.5 Billion users. Market value?	- Host Shaina on screen.

$600 Billion.	- Noah on screen.

Tiktok. The biggest new kid on the block.	- Clip of Tiktok users.

It’s been downloaded more than 1.5 Billion times.	- Chris on screen.

The world loves talent shows. Loves social media. How ‘bout a mobile app that extols the virtues of quality performances? It’s here.	- Shaina on screen.

It’s here.	- Anisha on screen.

It’s here. Audition Showdown.	- Host Steffi on screen.

Audition Showdown is about more than just fame.	- Shaina on screen.

It’s about courage. Bravery.	- Steffi on screen.

About having enough belief in yourself to stand up and shout. Here I am.	- Shaina on screen.

Here I am!	- Jesse on screen.

Here I am!	- Anisha on screen.

Here I am.	- Host Rhoslynne on screen.

Audition Showdown is a weekly talent contest with cash and prizes awarded based on how the world responds directly to you.	- Noah on screen.

How do you participate? How do you want to?	- Jesse on screen.

There’s three different categories. Music.	- Shaina on screen.

You can sing or play a musical instrument.	- Jesse on screen.

Performing arts.	- Clips of a dancer.

Dance. Act. Juggle. Walk on a tightrope.	- Anisha on screen.

2

Be funny.	- Chris on screen.

Compete or simply share your performance.	- Wilex on screen.

You can be a judge. Everybody is a judge. Every week.	- Clips of people checking their phones.

Participate in our events.	- Noah on screen.

And upload yourself to the social media platform that makes the world your stage.	- Anisha on screen.

Enhance your chance at being the best you.	- Wilex on screen.

And get better when you qualify to work with one of our mentors.	- Anisha on screen.

Social media apps have racked up astronomical fortunes to those who’ve invested early. Look, the world loves talent shows. Loves social media. Audition Showdown is the perfect combination. You can be a part of it. Own part of it! And reap the benefits. Audition Showdown!	- Wilex/Noah on screen. - AUDITION SHOWDOWN marquee.

The company is “testing the waters” under Regulation A under the Securities Act of 1933. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The company is not under any obligation to make an offering under Regulation A. It may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Regulation A. If the company does go ahead with an offering, it will only be able to make sales after it has filed an offering statement with the Securities and Exchange Commission (SEC) and the SEC has “qualified” the offering statement. The information in that offering statement will be more complete than the information the company is providing now, and could differ in important ways. You must read the documents filed with the SEC before investing.

No money or other consideration is being solicited, and if sent in response, will not be accepted.

No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification. An indication of interest involves no obligation or commitment of any kind.

An offering statement regarding this offering has been filed with the SEC. The preliminary offering circular that is part of the offering statement can be found here: https://www.sec.gov/Archives/edgar/data/1811091/000121390020011738/ ea121384-1a_auditionshowdown.htm

You may also obtain a copy of the preliminary offering circular from:

Audition Showdown Inc.

info@auditionshowdown.com

1700 – 40 King Street West

Toronto, Ontario

M5H 3Y2

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